PIONEER MONEY MARKET TRUST

               AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST

                                       OF

                           PIONEER MONEY MARKET TRUST

     The undersigned, being at least a majority of the Trustees of Pioneer Money Market Trust, a Delaware statutory trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated December 5, 1994, as amended (the "Declaration"), as follows, such amendment to be effective on the date hereof:

     Pursuant to Article IX, Section 8 of the Declaration, Trustees hereby establish one additional class of shares of the Trust, which shall be designated Investor Class Shares.

     IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 3rd day of August, 2004.


 /s/ John F. Cogan, Jr                     /s/ Osbert M. Hood
-----------------------------------        -------------------------------------
 John F. Cogan, Jr                         Osbert M. Hood


 /s/ Mary K. Bush                          /s/ Marguerite A. Piret
-----------------------------------        -------------------------------------
 Mary K. Bush                              Marguerite A. Piret


 /s/ Richard H. Egdahl, M.D.               /s/ Stephen K. West
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 Richard H. Egdahl, M.D.                   Stephen K. West


 /s/ Margaret B.W. Graham                  /s/ John Winthrop
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 Margaret B.W. Graham                      John Winthrop


                                      The address of each Trustee is:

                                         c/o Pioneer Investment Management, Inc
                                         60 State Street, Boston, Massachusetts
                                         02109